Registration No. ____________


                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549
                                      ______________

                                         FORM S-8
                                  REGISTRATION STATEMENT
                             Under the Securities Act of 1933
                                      _______________

                               KLLM TRANSPORT SERVICES, INC.
                  (Exact name of registrant as specified in its charter)

                        Delaware                         64-0412551
                 (State or other juris-               (I.R.S. Employer
                diction of incorporation               Identification
                    or organization)                        No.)

                     3475 Lakeland Drive, Jackson, Mississippi  39208
                  (Address of Principal Executive Offices)     (Zip Code)
                                      _______________

                   KLLM TRANSPORT SERVICES, INC. 1996 STOCK OPTION PLAN
                                 (Full title of the plan)

                              STEVEN K. BEVILAQUA, PRESIDENT
                               KLLM Transport Services, Inc.
                                    3475 Lakeland Drive
                                Jackson, Mississippi  39208
                                      (601) 939-2545
                     (Name, address, including zip code, and telephone
                    number, including area code, of agent for service)

                                        Copies to:
                                   WES DAUGHDRILL, ESQ.
                        Young, Williams, Henderson & Fuselier, P.A.
                                2000 Deposit Guaranty Plaza
                                   Post Office Box 23059
                             Jackson, Mississippi  39225-3059


Approximate date of commencement of proposed sale to the public:
September 11, 1997.

                              CALCULATION OF REGISTRATION FEE


     Title of       Amount to be   Proposed        Proposed      Amount of
 Securities to be    Registered    Maximum         Maximum       Registration
    Registered                     Offering Price  Aggregate        Fee
                                    Per Unit       Offering Price
-----------------------------------------------------------------------------

Common Stock
  $1 Par Value     5,835(1)        $  11.25(3)     $65,643.75   $ 19.89

Common Stock
  $1 Par Value     7,000(1)        $  10.00(3)     $70,000.00   $ 21.21

Common Stock
  $1 Par Value    20,618(1)        $  11.75(3)    $242,261.50   $ 73.41

Common Stock
  $1 Par Value   166,547(2)        $  12.00(4)   $1,998,564.00  $605.63
----------------------------------------------------------------------------

   TOTALS         200,000              N/A       $2,376,469.30  $720.14
______________________________________________________________________________



(1) Shares subject to outstanding options granted under the Registrant's 1996 Stock Option Plan.

(2) Shares which may be issued upon the exercise of options which may be granted in the future under the Registrant's 1996 Stock Option Plan.

(3) Determined in accordance with Rule 457(h), the maximum offering price is based upon the price at which the options may be exercised.

(4) Determined in accordance with Rule 457(h) and (c), the maximum offering price is based on the closing price of the Registrant's Common Stock as reported on the NASDAQ National Market System on September 8, 1997.

                               KLLM TRANSPORT SERVICES, INC.

                                   Cross Reference Sheet
                         Pursuant to Item 501(b) of Regulation S-K



Item Number and Caption               Caption or Location in Prospectus
-----------------------               ---------------------------------


1(a)  General Plan Information       Outside Front Cover of Prospectus;
                                     Description of the Stock Option Plan--
                                     General, Administration, Amendment
                                     and Discontinuance of Plan; Adjustment
                                     of Shares

1(b)  Securities to be Offered       Outside Front Cover of Prospectus;
                                     Description of the Stock Option Plan--
                                     General, Outstanding Stock Options;
                                     Unissued Stock Options

1(c)  Employees Who May Participate  Description of the Stock Option Plan--
      in the Plan                    Administration


1(d)  Purchase of Securities         Description of the Stock Option Plan--
      Pursuant to the Plan and       General, Terms of Grant and Exercise of
      Payment for Securities         Stock Options, Terms of Grant and
      Offered                        Exercise of Stock Appreciation Rights


1(e)  Resale Restrictions            Description of the Stock Option Plan-
                                     Restrictions on Resale

1(f)  Tax Effects of Plan            Description of the Stock Option Plan--
      Participation                  General, Federal Income Tax Effects

1(g) Investment of Funds             Not Applicable


1(h) Withdrawal from the Plan;       Description of the Stock Option Plan--
     Assignment of Interest          Terms of Grant and Exercise of Stock
                                     Options, Terms of Grant and Exercise of
                                     Stock Appreciation Rights, Assignment
                                     of Interest


1(i) Forfeitures and Penalties       Description of the Stock Option Plan -
                                     Terms of Grant and Exercise of Stock
                                     Options, Terms of Grant and Exercise of
                                     Stock Appreciation Rights

1(j)                                 Description of the Stock Option Plan--
                                     Assignment of Interest, Expenses

2.  Registrant Information and       Additional Information
    Employee Plan Annual
    Information


                                          PART II

                      INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.       Incorporation of Certain Documents by Reference

       The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

       (a) The Annual Report on Form 10-K (including consolidated financial statements together with the reports of independent auditors thereon) for the year ended January 3, 1997, filed by KLLM Transport Services, Inc. (the "Company") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, File No. 0-14759.

       (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 3, 1997.

       (c) The description of the Company's Common Stock contained in its Registration Statement, filed by the Company on July 2, 1986, pursuant to
Section 12 of the Securities Exchange Act of 1934, Registration No. 33-5881.

       (d) All documents subsequently filed by the Company or the Plan, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.       Description of Securities  Not applicable.

Item 5.       Interests of Named Experts and Counsel

       James Leon Young, who is a director and the Secretary of the Company, is a shareholder and officer of the Jackson, Mississippi, law firm of Young, Williams, Henderson & Fuselier, P.A., counsel to the Company. Young, Williams, Henderson & Fuselier, P.A. is providing a legal opinion in connection with this Registration Statement.

Item 6.       Indemnification of Directors and Officers

       Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful.

       Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

       Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

       Article Eight of the Company's Bylaws provides for indemnification of the Company's officers and directors to the extent authorized by the General Corporation Law of Delaware. The provisions of Delaware law may be sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.       Exemption from Registration Claimed  Not applicable.

Item 8.       Exhibits

4.1 The Company's Certificate of Incorporation, as amended (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended January 1, 1989 (File No. 0-14759))

4.2 The Company's Certificate of Amendment to Certificate of Incorporation (incorporated by reference from Post-Effective Amendment No. 6 to Registration Statement on Form S-8 as filed on December 4, 1992 (Registration No. 33-14545))

4.3 The Company's 1996 Stock Option Plan (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended January 3, 1997 (File No. 0-14759)).

5     Opinion of Young, Williams, Henderson & Fuselier, P.A.

23.1  Consent of Young, Williams, Henderson & Fuselier, P.A. (included in
      Exhibit 5)

23.2  Consent of Ernst & Young LLP


Item 9.       Undertakings

       (a)    The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange
Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                        SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flowood, State of Mississippi, on September 10, 1997.


                              KLLM TRANSPORT SERVICES, INC.


                              By: s/Steven K. Bevilaqua
                                   Steven K. Bevilaqua
                                   President, Chief Executive Officer
                                   and Director





       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date:  September 10, 1997           s/Benjamin C. Lee, Jr.
                                      Benjamin C. Lee, Jr.
                                      Chairman of the Board of Directors


Date:  September 10, 1997           s/Steven K. Bevilaqua
                                      Steven K. Bevilaqua
                                      President, Chief Executive
                                      Officer and Director



Date:  September 10, 1997           s/ James Leon Young
                                       James Leon Young
                                       Secretary and Director


Date:  September 10, 1997           s/ Walter P. Neely
                                       Walter P. Neely
                                       Director


Date:  _____________                ___________________
                                       Leland R. Speed
                                       Director


Date:  _____________                ____________________
                                       C. Tom Clowe, Jr.
                                       Director


Date:  September 10, 1997           s/ Steven L. Dutro
                                       Steven L. Dutro
                                       Vice President-Finance and Acting
                                       Chief Financial Officer


Date:  September 10, 1997           s/ Daniel M. Thomas
                                       Daniel M. Thomas
                                       Corporate Controller


                                       EXHIBIT INDEX



4.1 The Company's Certificate of Incorporation, as amended (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended January 1, 1989 (File No. 0-14759))

4.2   The Company's Certificate of Amendment to Certificate of
      Incorporation (incorporated by reference from Post-Effective
      Amendment No. 6 to Registration Statement on Form S-8 as filed on
      December 4, 1992 (Registration No. 33-14545))

4.3 The Company's 1996 Stock Option Plan (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended
      January 3, 1997 (File No. 0-14759)).

5     Opinion of Young, Williams, Henderson & Fuselier, P.A.

23.1  Consent of Young, Williams, Henderson & Fuselier, P.A. (included in
      Exhibit 5)

23.2   Consent of Ernst & Young LLP


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